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Exhibit 2.1

DARREN K. DESTEFANO
(703) 456-8034
ddestefano@cooley.com

March 31, 2008

Gladstone Investment Corporation
1521 Westbranch Drive, Suite 200
McLean, VA 22102

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the issuance by Gladstone Investment Corporation, a Delaware corporation (the "Company"), of transferable subscription rights (the "Subscription Rights") to purchase up to 5,520,033 shares of the Company's common stock, par value $0.001 per share (the "Shares"), pursuant to a Registration Statement on Form N-2 (Registration No. 333-147185) (the "Registration Statement"), the related prospectus dated January 14, 2008 (the "Base Prospectus"), as supplemented by the Rule 497 prospectus supplements dated March 24, 2008 and March 31 (collectively with the Base Prospectus, the "Prospectus"), each as filed with the Securities and Exchange Commission (the "Commission"). All of the Subscription Rights are to be distributed and all of the Shares are to be sold by the Company as described in the Registration Statement and the Prospectus.

In connection with this opinion, we have examined and relied upon the originals or copies certified to our satisfaction of (i) the Registration Statement and the Prospectus, substantially in the form transmitted to the Commission under the Securities Act of 1933, as amended, (ii) the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as amended through the date hereof, (iii) the form of subscription certificate evidencing the Subscription Rights, (iv) copies of certain resolutions of the board of directors of the Company relating to the authorization of the filing of the Registration Statement and any amendments or supplements thereto, the issuance of the Subscription Rights and the Shares, and other related matters, and (v) such other records, documents, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificates an officer of the Company and have not independently sought to verify such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted, or to be submitted, to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

Our opinion herein is expressed solely with respect to the federal laws of the United States and the Delaware General Corporation Law. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

ONE FREEDOM SQUARE, RESTON TOWN CENTER, 11951 FREEDOM DRIVE, RESTON, VA 20190-5656 T: (703) 456-8000 F: (703) 456-8100 WWW.COOLEY.COM

March 31, 2008
Page Two

On the basis of the foregoing, and in reliance thereon and with the foregoing qualifications, we are of the opinion that:

  (a)
  the Subscription Rights, when issued as contemplated in the Registration Statement and the Prospectus, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity); and

  (b)
  the Shares, when issued and sold against payment of the consideration set forth in the Registration Statement and the Prospectus upon exercise of the Subscription Rights in accordance with their terms, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus which forms part of the Registration Statement. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,
Cooley Godward Kronish LLP
By:	/s/ DARREN K. DESTEFANO Darren K. DeStefano

ONE FREEDOM SQUARE, RESTON TOWN CENTER, 11951 FREEDOM DRIVE, RESTON, VA 20190-5656 T: (703) 456-8000 F: (703) 456-8100 WWW.COOLEY.COM

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  Exhibit 2.1